Active Subsidiaries of MoneyGram International, Inc. as of December 31, 2018

	Entity	Jurisdiction
1	MoneyGram International, Inc.	Delaware, USA
2	MoneyGram Payment Systems Worldwide, Inc.	Delaware, USA
3	MoneyGram Payment Systems, Inc.	Delaware, USA
4	Ferrum Trust	Delaware, USA
5	MoneyGram International Payment Systems, Inc.	Delaware, USA
6	MoneyGram Payment Systems Canada, Inc.	British Columbia, Canada
7	Travelers Express Company (P.R.), Inc.	Puerto Rico
8	MoneyGram Mexico S.A. de C.V.	Mexico
9	MoneyGram of New York LLC	Delaware
10	MoneyGram International Holdings Limited	United Kingdom
11	MoneyGram International Limited	United Kingdom
12	MIL Overseas Limited	United Kingdom
13	MoneyGram Payment Systems Spain S.A.	Spain
14	MoneyGram Payment Systems Italy S.r.l.	Italy
15	MoneyGram Payment Systems Belgium N.V.	Belgium
16	MoneyGram Payment Systems Netherlands B.V.	Netherlands
17	MPS France S.A.	France
18	MoneyGram Overseas (Pty) Limited	South Africa
19	MIL Overseas Nigeria Limited	Nigeria
20	MoneyGram India Private Limited	India
21	MoneyGram International Pte. Ltd.	Singapore
22	Money Globe Payment Institution S.A.	Greece
23	MoneyGram Payment Systems Brasil LTDA	Brazil
24	MoneyGram Payment Systems Greece S.A.	Greece
25	MoneyGram Payment Systems Ireland Limited	Ireland
26	MoneyGram Payment Systems Malaysia Sdn. Bhd	Malaysia
27	MoneyGram Payment Systems Poland sp. Zoo	Poland
28	MoneyGram Payment Systems South Africa Proprietary Limited	South Africa
29	MTI Money Transfer Limited	United Kingdom
30	PT MoneyGram Payment Systems Indonesia	Indonesia
31	MONEYGRAM TURKEY ÖDEME HÝZMETLERÝ ANONÝM ÞÝRKETÝ	Turkey
32	MoneyGram Consulting (Shanghai) Co. Ltd.	China
33	MPSG Holdings Limited	United Kingdom
34	MPSG International Limited	United Arab Emirates
35	MPSG Limited	United Kingdom
36	MoneyGram Payment Services GmbH	Switzerland
37	MoneyGram International B.V.	Netherlands
38	MoneyGram International SAS	France
39	MoneyGram International SPRL	Belgium
40	MoneyGram Payment Systems Nevada, LLC	Delaware, USA
41	MoneyGram Payment Systems Hong Kong Limited	Hong Kong